As filed with the Securities and Exchange Commission on April 6, 1999
                                    Registration Statement No. 33-____________

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549
                                ____________________

                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933
                                ____________________

                               LOWE'S COMPANIES, INC.
               (Exact name of Registrant as specified in its Charter)

       North Carolina                               56-0578072
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)
                                  P. O. Box 1111
                     North Wilkesboro, North Carolina 28656-0001
            (Address of principal executive office, including zip code)

                                  LOWE'S /EAGLE
                                STOCK OPTION PLAN
                             (Full title of the Plan)
                                ____________________

                                 Robert L. Tillman
              Chairman of the Board, President and Chief Executive Officer
                               Lowe's Companies, Inc.
                                   P. O. Box 1111
                     North Wilkesboro, North Carolina 28656-0001
                                    336-658-4000
(Name, address and telephone number including, area code, of agent for service)

                                 With copies to:
    Lathan M. Ewers, Jr.                       Robert L. Tillman
     Hunton & Williams                 Chairman of the Board, President and
Riverfront Plaza, East Tower                Chief Executive Officer
   951 East Byrd Street                      Lowe's Companies, Inc.
Richmond, Virginia  23219-4074                 P. O. Box 1111
        804-788-8200               North Wilkesboro, North Carolina 28656-0001
                                                 336-658-4000

                                         CALCULATION OF REGISTRATION FEE
                                                       Proposed maximum        Proposed maximum
Title of securities                  Amount to be       offering price             aggregate           Amount of
  To be registered                    registered           per share            offering price       registration fee
Common Stock, $.50 par value       1,000,000 shares(1)       $62.09375(2)                  $62,093,750(2)            $17,262.06


Preferred Share Purchase Rights(3)  1,000,000 rights          N/A                     N/A                   N/A


     (1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which may be issued in connection with the transactions described herein.
     (2) Estimated solely for the purpose of computing the registration fee.  This amount was calculated pursuant to
Rule 457(h)(1) on the basis of $62.09375 per share, which was the average of the high and low sales prices of the
Common Stock as reported on the New York Stock Exchange on April 1, 1999.
     (3) The Rights to purchase Participating Cumulative Preferred Stock, Series A, will be attached to and will trade with shares of the Common Stock of the Company.


                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.


                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Lowe's Companies, Inc. (the "Company") with the Commission (file No. 1-7083) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1998; (ii) the Company's Quarterly Report on Form 10-Q for the quarters ended October 30, 1998, July 31, 1998, and May 1, 1998; (iii) the Company's reports on Form 8-K filed April 5, 1999, February 22, 1999, November 25, 1998, October 9, 1998 and February 20, 1998; and
(iv) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article IV of the Company's Bylaws provides that the Company will indemnify any person as an officer or director of the Company or as an officer, director, trustee or partner of another corporation, trust, partnership or employee benefit plan at the request of the Company, against any liability incurred in connection with any proceeding arising out of such service. To the extent that such person is successful on the merits or otherwise in defense of any such proceeding, the Company will indemnify him against expenses actually and reasonably incurred in such defense. No indemnification is available if, at the time of the activities which are the subject of the proceeding, such person knew or believed that such activities were clearly in conflict with the best interests of the Company. Further,
Section 55-8-51 of the North Carolina Business Corporation Act provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which such director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which is adjudged liable on the basis that personal benefit was improperly received by him.

     The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1   Shareholder Rights Agreement (Incorporated herein by reference to
      Exhibit 4.1 of the Company's Report on Form 8-K filed October 9, 1998).

4.2   Lowe's/Eagle Stock Option Plan.

5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

15.1 Letter from Deloitte & Touche LLP regarding unaudited interim financial information.

23.1  Consent of Hunton & Williams (included in the opinion filed as Exhibit
      5.1 to the Registration Statement).

23.2  Consent of Deloitte & Touche LLP.

24 Power of Attorney for Officers and Directors (included on page II-5 of the Registration Statement).


Item 9.  Undertakings

        (a)   The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if,in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the"Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Robert L. Tillman, Chairman, President and Chief Executive Officer, Lowe's Companies, Inc. P. O. Box 1111, North Wilkesboro, North Carolina 28656-0001, and Lathan
M. Ewers, Jr., Esq., Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, to sign in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement and appoints such persons, to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the Registration Statement and Lowe's Companies, Inc. hereby confers like authority to sign and file on its behalf.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Wilkesboro, North Carolina, on this 2nd day of April, 1999.


                                   LOWE'S COMPANIES, INC.
                                        (Registrant)


                                  By:  /s/Robert L. Tillman
                                       Robert L. Tillman, Chairman, President,
                                       Chief Executive Officer and Director





     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of April, 1999.

          Signature                       Title

By:  /s/ Robert L. Tillman                Chairman, President, Chief Executive
     Robert L. Tillman                    Officer and Director (Principal
                                          Executive Officer)

By:  /s/ Thomas E. Whiddon                Executive Vice President and Chief
     Thomas E. Whiddon                    Financial Officer (Principal
                                          Financial Officer)

By:  /s/ Kenneth W. Black, Jr.            Vice President and Corporate
     Kenneth W. Black, Jr.                Controller
                                          (Principal Accounting Officer)

By:                                       Director
     Leonard G. Herring

By:  /s/ Robert L. Strickland             Director
     Robert L. Strickland

By:  /s/ William A. Andres                Director
     William A. Andres

By:  /s/ John M. Belk                     Director
     John M. Belk

By:  /s/ Carol A. Farmer                  Director
     Carol A. Farmer

By:  /s/ Robert G. Schwartz               Director
     Robert G. Schwartz

By:  /s/ Paul Fulton                      Director
     Paul Fulton

By:  /s/ James F. Halpin                  Director
     James F. Halpin

By:  /s/ Claudine B. Malone               Director
     Claudine B. Malone

By:  /s/ Leonard L. Berry, Ph. D.         Director
     Leonard L. Berry, Ph. D.

By:  /s/ Peter C. Browning                Director
     Peter C. Browning

By:  /s/ Richard K. Lochridge             Director
     Richard K. Lochridge



                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549


                                ____________________





                                     EXHIBITS

                                    filed with

                               REGISTRATION STATEMENT

                                        on

                                     FORM S-8

                                      UNDER

                             THE SECURITIES ACT OF 1933


                               ____________________






                                  LOWE'S/EAGLE
                                STOCK OPTION PLAN
                             (full title of the plan)



                                                              EXHIBIT INDEX

                                                                 Sequentially
Exhibit No.             Description                              Numbered Page

   4.1                  Shareholder Rights Agreement
                        (Incorporated herein by reference
                        from Exhibit 4.1 of the Company's
                        report on Form 8-K filed October 9,
                        1998)

   4.2                  Lowe's/Eagle Stock Option Plan.

   5.1                  Opinion of Hunton & Williams as to
                        the legality of the securities being
                        registered.

  15.1                  Letter from Deloitte & Touche LLP
                        regarding unaudited interim financial
                        information.

  23.1                  Consent of Hunton & Williams (included
                        in the opinion filed as Exhibit 5.1 to
                        the Registration Statement).

  23.2                  Consent of Deloitte & Touche LLP.

  24 Power of Attorney for Officers and Directors (included on page II-5 of the Registration Statement).